EXHIBIT 23














CONSENT OF INDEPENDENT AUDITORS


We consent to the incorporation by reference in Registration Statement Nos. 333-119638, 333-111004, 333-109220, 333-70862, 333-45750, 333-88899, 333-43117,
333-22323, 033-56145, and 033-56147 on Form S-8 and Registration Statement Nos. 333-91966 and 333-98741 on Form S-3 of Charming Shoppes, Inc. of our report dated April 29, 2005, relating to the consolidated financial statements of Crosstown Traders, Inc. for the years ended January 29, 2005 and January 31, 2004, appearing in this Current Report on Form 8-K/A of Charming Shoppes, Inc. dated June 2, 2005.




/S/DELOITTE & TOUCHE LLP

Phoenix, Arizona
August 15, 2005